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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of KeyCorp of our report dated January 15, 1997, included in the 1996 Annual Report to Shareholders of KeyCorp.

We also consent to the incorporation by reference in the following Registration Statements of KeyCorp and in the related Prospectuses of our report dated January 15, 1997, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996:

Form S-3 No. 33-5064
Form S-3 No. 33-10634
Form S-3 No. 33-39733
Form S-3 No. 33-51652
Form S-3 No. 33-53643
Form S-3 No. 33-56881
Form S-3 No. 33-58405
Form S-3 No. 333-10577

Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-19151
Form S-4 No. 333-19153

Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 33-42691
Form S-8 No. 33-45518
Form S-8 No. 33-46278
Form S-8 No. 33-52293
Form S-8 No. 33-54819
Form S-8 No. 33-56745
Form S-8 No. 33-56879

Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)

                                                          /s/  Ernst & Young LLP

Cleveland, Ohio
March 21, 1997

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